Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RECORD REVENUE FOR THIRD QUARTER 2018 AND EXPANDS STOCK REPURCHASE PROGRAM BY $100.0 MILLION

Columbus, Ohio, November 1, 2018. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Net revenue increased 18.2% to a record $349.0 million

•	Net income increased 29.6% to $15.6 million

•	Adjusted EBITDA* increased 11.2% to $43.8 million

•	Net income per diluted share increased 31.6% to $0.50

•	Adjusted net income per diluted share* increased 26.3% to $0.72

•	Purchased 381 thousand shares of common stock for approximately $18.2 million

•	In September 2018, acquired Water-Tite Solution, Inc., a provider of commercial waterproofing installation services in the Tampa, Florida market with annual revenue of over $6.0 million.

•

In September 2018, acquired Trademark Roofing and Gutters, a provider of roofing and gutter installation services primarily to the new residential construction market in Raleigh, North Carolina with annual revenue of approximately $9.0 million.

•	In August 2018, acquired Cutting Edge Glass, a provider of glass and glazing systems primarily to the commercial construction market in Denver, Colorado with annual revenue of over $10.0 million.

Recent Developments

•	In October 2018, acquired Advanced Fiber Technology, a manufacturer of cellulose insulation, asphalt, and industrial fibers in Bucyrus, Ohio with annual revenues of approximately $18.0 million

•	IBP’s Board of Directors expands stock repurchase program by $100.0 million, effective as of November 5, 2018, and extends program through February 28, 2020

“IBP achieved record revenue in the 2018 third quarter, which was driven by our presence in many of the country’s strongest housing markets. Third quarter revenue growth also benefitted from the contribution of our recent acquisitions, strong revenue performance at Alpha, and price/mix growth,” stated Jeff Edwards, Chairman and Chief Executive Officer. “We reported strong year-over-year earnings growth in the quarter, even though profitability was impacted by material inflation of approximately $4.5 million as manufacturers continue to announce price increases. We are proactively working with customers and suppliers to mitigate these cost impacts, and believe it may take a few quarters for us to fully address the current inflationary material price environment.”

“Our proven acquisition strategy is focused on geographic, product, and end market expansion and I am encouraged by the performance of our recent acquisitions. IBP’s pipeline remains strong and we continue to pursue accretive acquisitions that fit our criteria. Given IBP’s current valuation and the strength of our balance sheet, we are pleased with the Board’s decision to approve a $100.0 million expansion of our stock repurchase program, which demonstrates our commitment to creating shareholder value and our focused approach on maximizing returns on capital.”

Mr. Edwards concluded, “2018 is shaping up to be a record year. We believe we have the leadership team, business plan, and financial model to create significant long-term value for our shareholders, employees, and customers.”

Third Quarter 2018 Results Overview

For the third quarter of 2018, net revenue was $349.0 million, an increase of 18.2% from $295.2 million in the third quarter of 2017. On a same branch basis, net revenue improved 12.2% from the prior year quarter. Residential same branch sales growth was 11.3% in the quarter, with more than half of the increase attributable to growth in the number of completed jobs and the remainder through price gains and more favorable customer and product mix. Same branch single-family sales grew 12.9% during the third quarter, compared to growth in U.S. single-family housing completions of 9.6%, while our large commercial construction end market had organic growth of 15.8%.

Gross profit improved 13.7% to $97.3 million from $85.6 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 27.9% which adjusts for the Company’s share-based compensation expense and branch start-up costs, compared to 29.2% for the same period last year, attributable to the impacts of material inflation.

Selling and administrative expense, as a percentage of net revenue, was 18.8% compared to 19.1% in the prior year quarter. Adjusted selling and administrative expense*, as a percentage of net revenue, improved 60 basis points to 17.7% from 18.3%. Higher net revenue in the 2018 third quarter more than offset the higher costs needed to support the Company’s growth.

Net income was $15.6 million, or $0.50 per diluted share, compared to $12.0 million, or $0.38 per diluted share in the prior year quarter. Adjusted net income* was $22.4 million, or $0.72 per diluted share, compared to $18.3 million, or $0.57 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $43.8 million, an 11.2% increase from $39.3 million in the prior year quarter, largely due to higher sales and improved selling and administrative leverage. Adjusted EBITDA, as a percentage of net revenue, was 12.5%, compared to 13.3% in the prior year quarter, attributable to the impacts of material inflation.

Stock Repurchase Program

IBP’s Board of Directors has approved an expansion of our stock repurchase program, effective as of November 5, 2018, pursuant to which the Company may repurchase up to an additional $100.0 million of its outstanding common stock. The program will remain in effect until February 28, 2020, unless extended by the Board of Directors. The Board previously approved a stock repurchase program, effective as of March 2, 2018, for up to $50.0 million of the Company’s outstanding common stock and there is currently $7.2 million of remaining availability for additional repurchases.

Under the repurchase program, the Company may purchase shares of its common stock through open market transactions, accelerated share repurchase transactions, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchases under this program will be determined by the Company’s management at its discretion based on a variety of factors, including the market price of our common stock, corporate considerations, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time or from time to time. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow.

Conference Call and Webcast

The Company will host a conference call and webcast on Thursday, November 1, 2018 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 855-327-6837 (domestic) or 631-891-4304 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through December 1, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10005766.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest insulation installers for the residential new construction market and is also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to our financial and business model, the expanded stock repurchase program and the potential benefits, the material pricing environment, our ability to increase selling prices, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, expectations for demand for our services and our earnings in 2018. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions, the material price environment, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net revenue	$348,999	$295,193	$983,311	$833,058
Cost of sales	251,665	209,612	710,358	590,377

Gross profit	97,334	85,581	272,953	242,681
Operating expenses
Selling	17,434	14,865	49,300	42,541
Administrative	48,337	41,657	137,511	122,679
Amortization	5,228	6,824	19,678	19,790

Operating income	26,335	22,235	66,464	57,671
Other expense
Interest expense, net	5,282	4,421	15,013	11,456
Other	132	83	417	366

Income before income taxes	20,921	17,731	51,034	45,849
Income tax provision	5,358	5,721	12,762	15,502

Net income	$15,563	$12,010	$38,272	$30,347

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on cash flow hedge, net of tax (provision)/benefit of ($278) and ($21) for the three months ended September 30, 2018 and 2017, respectively, and ($822) and $30 for the nine months ended September 30, 2018 and 2017, respectively	818	32	2,453	(45)

Comprehensive income	$16,381	$12,042	$40,725	$30,302

Basic net income per share	$0.50	$0.38	$1.22	$0.96

Diluted net income per share	$0.50	$0.38	$1.21	$0.96

Weighted average shares outstanding:
Basic	31,229,086	31,659,503	31,373,871	31,632,400
Diluted	31,312,756	31,766,881	31,512,104	31,712,515

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$139,089	$62,510
Investments	15,358	30,053
Accounts receivable (less allowance for doubtful accounts of $5,405 and $4,805 at September 30, 2018 and December 31, 2017, respectively)	219,444	180,725
Inventories	51,491	48,346
Other current assets	32,836	33,308

Total current assets	458,218	354,942
Property and equipment, net	85,505	81,075
Non-current assets
Goodwill	167,738	155,466
Intangibles, net	139,709	137,991
Other non-current assets	11,936	9,272

Total non-current assets	319,383	302,729

Total assets	$863,106	$738,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$22,481	$16,650
Current maturities of capital lease obligations	4,954	5,666
Accounts payable	94,781	87,425
Accrued compensation	25,370	25,399
Other current liabilities	29,510	24,666

Total current liabilities	177,096	159,806
Long-term debt	433,752	330,927
Capital lease obligations, less current maturities	3,870	6,479
Deferred income taxes	7,758	6,444
Other long-term liabilities	26,279	24,562

Total liabilities	648,755	528,218
Commitments and contingencies
Stockholders’ equity
Preferred stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 32,723,972 and 32,524,934 issued and 31,224,974 and 31,862,146 shares outstanding at September 30, 2018 and December 31, 2017, respectively	327	325
Additional paid in capital	180,106	174,043
Retained earnings	88,736	48,434
Treasury stock; at cost: 1,498,998 and 662,788 shares at September 30, 2018 and December 31, 2017, respectively	(57,890)	(12,781)
Accumulated other comprehensive income	3,072	507

Total stockholders’ equity	214,351	210,528

Total liabilities and stockholders’ equity	$863,106	$738,746

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine months ended September 30,
	2018	2017
Net income	$38,272	$30,347
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	24,567	20,732
Amortization of intangibles	19,678	19,790
Amortization of deferred financing costs and debt discount	883	768
Provision for doubtful accounts	2,219	2,208
Write-off of debt issuance costs	1,164	1,201
Gain on sale of property and equipment	(551)	(329)
Noncash stock compensation	6,089	4,750
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(35,953)	(24,636)
Inventories	(6,799)	68
Other assets	(801)	695
Accounts payable	7,523	2,665
Income taxes receivable/payable	10,542	(10,167)
Other liabilities	2,016	5,249

Net cash provided by operating activities	68,849	53,341

Cash flows from investing activities
Purchases of investments	(22,818)	(25,195)
Maturities of short term investments	37,500	—
Purchases of property and equipment	(27,051)	(22,947)
Acquisitions of businesses, net of cash acquired of $0 and $247, respectively	(34,682)	(130,994)
Proceeds from sale of property and equipment	1,106	682
Other	(1,590)	(1,845)

Net cash used in investing activities	(47,535)	(180,299)

Cash flows from financing activities
Proceeds from term loan under credit agreement applicable to respective period	100,000	300,000
Payments on term loan under credit agreement applicable to respective period	(750)	(97,000)
Proceeds from delayed draw term loan under credit agreement applicable to respective period	—	112,500
Payments on delayed draw term loan under credit agreement applicable to respective period	—	(125,000)
Proceeds from vehicle and equipment notes payable	20,657	15,817
Debt issuance costs	(1,992)	(8,175)
Principal payments on long-term debt	(10,324)	(7,201)
Principal payments on capital lease obligations	(4,316)	(5,583)
Acquisition-related obligations	(2,901)	(3,434)
Repurchase of common stock	(42,827)	—
Surrender of common stock awards by employees	(2,282)	(550)
Purchase of remaining interest in subsidiary	—	(1,890)

Net cash provided by financing activities	55,265	179,484

Net change in cash and cash equivalents	76,579	52,526
Cash and cash equivalents at beginning of period	62,510	14,482

Cash and cash equivalents at end of period	$139,089	$67,008

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$14,110	$9,733
Income taxes, net of refunds	1,902	26,292
Supplemental disclosure of noncash investing and financing activities
Common stock issued for acquisition of business	—	10,859
Vehicles capitalized under capital leases and related lease obligations	1,034	4,073
Seller obligations in connection with acquisition of businesses	5,420	3,759
Unpaid purchases of property and equipment included in accounts payable	615	1,108

Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income, as reported	$15,563	$12,010	$38,272	$30,347
Adjustments for adjusted net income:
Writeoff of capitalized loan costs	50	—	1,164	1,201
Share based compensation expense	1,894	2,179	6,089	4,749
Acquisition related expenses	674	926	1,874	2,273
Financial Wellness Program [1]	—	—	604	—
Branch start-up costs [2]	166	—	628	—
Retirement expense	824	—	824	—
Legal settlement	790	—	790	—
Gain on sale of assets	(364)	—	(364)	—
Amortization expense [3]	5,228	6,824	19,678	19,790
Tax impact of adjusted items at normalized tax rate [4]	(2,408)	(3,674)	(8,135)	(10,365)

Adjusted net income	$22,417	$18,265	$61,424	$47,995

Weighted average shares outstanding (diluted)	31,312,756	31,766,881	31,512,104	31,712,515
Diluted net income per share, as reported	$0.50	$0.38	$1.21	$0.96
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.22	0.19	0.74	0.55

Diluted adjusted net income per share	$0.72	$0.57	$1.95	$1.51

[1]	Employer match upon completion of the program, net of waived bonuses
[2]	Addback of costs related to organic branch expansion for Alpha locations
[3]	Addback of all non-cash amortization resulting from business combinations
[4]	Estimated tax rate of 26.0% applied to 2018 period, normalized rate of 37.0% applied to 2017 period
[5]	Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Gross profit	$97,334	$85,581	$272,953	$242,681
Share based compensation expense	94	507	749	507
Financial Wellness Program [1]	—	—	711	—
Branch start-up costs	166	—	628	—
Gain on sale of assets	(364)	—	(364)	—

Adjusted gross profit	$97,230	$86,088	$274,677	$243,188

Adjusted gross profit – % Total Revenue	27.9%	29.2%	27.9%	29.2%

[1]	Employer match upon completion of the program, partially offset by waived executive bonuses (see below Adjusted Selling & Administrative)

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Selling expense	$17,434	$14,865	$49,300	$42,541
Administrative expense	48,337	41,657	137,511	122,679

Selling and Administrative	$65,771	$56,522	$186,811	$165,220

Share based compensation expense	1,800	1,672	5,340	4,242
Acquisition related expenses	674	926	1,874	2,273
Financial Wellness Program [1]	—	—	(107)	—
Retirement expense	824	—	824	—
Legal settlement	790	—	790	—

Adjusted Selling and Administrative	$61,683	$53,924	$178,090	$158,705

Adj. Selling and Administrative – % Total Revenue	17.7%	18.3%	18.1%	19.1%

[1]	Employer match upon completion of the program, net of waived bonuses

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA:
Net income (GAAP)	$15,563	$12,010	$38,272	$30,347
Interest expense	5,282	4,421	15,013	11,456
Provision for income taxes	5,358	5,721	12,762	15,502
Depreciation and amortization	13,563	14,074	44,245	40,522

EBITDA	39,766	36,226	110,292	97,827

Acquisition related expenses	674	926	1,874	2,273
Share based compensation expense	1,894	2,179	6,089	4,749
Financial Wellness Program	—	—	604	—
Branch start-up costs	166	—	628	—
Retirement expense	824	—	824	—
Legal settlement	790	—	790	—
Gain on sale of assets	(364)	—	(364)	—

Adjusted EBITDA	$43,750	$39,331	$120,737	$104,849

Adjusted EBITDA margin	12.5%	13.3%	12.3%	12.6%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Period-over-period Growth
Sales Growth	18.2%	31.0%	18.0%	32.4%
Same Branch Sales Growth	12.2%	9.4%	11.6%	9.9%

Single-Family Sales Growth	19.5%	18.3%	21.2%	17.5%
Single-Family Same Branch Sales Growth	12.9%	7.2%	13.4%	7.2%

Residential Sales Growth	17.4%	25.6%	18.5%	25.8%
Residential Same Branch Sales Growth	11.3%	11.7%	11.6%	11.4%

U.S. Housing Market [1]
Total Completions Growth	4.9%	6.7%	6.5%	10.3%
Single-Family Completions Growth	9.6%	6.4%	8.7%	8.6%

Same Branch Sales Growth [2]
Volume Growth	7.6%	3.7%	7.2%	5.7%
Price/Mix Growth	4.2%	5.7%	4.5%	4.2%
Alpha Sales Growth	15.8%	N/A	11.0%	N/A

[1]	U.S. Census Bureau data, as revised
[2]	Same branch volume and price/mix growth excludes Alpha sales growth

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2018	% Total	2017	% Total	2018	% Total	2017	% Total
Revenue Increase
Same Branch	$36,011	66.9%	$21,094	30.2%	$96,694	64.4%	$62,287	30.5%
Acquired	17,794	33.1%	48,706	69.8%	53,559	35.6%	141,768	69.5%

Total	$53,806	100.0%	$69,801	100.0%	$150,253	100.0%	$204,055	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA
Same Branch	$2,668	7.4%	$3,352	15.9%	$10,279	10.6%	$9,749	15.7%
Acquired	1,751	9.8%	6,445	13.2%	5,608	10.5%	20,069	14.2%

Total	$4,419	8.2%	$9,797	14.0%	$15,887	10.6%	$29,818	14.6%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net